[[GRAPHIC OMITTED][FOLEY & LARDNER LOGO]        FOLEY & LARDNER
ATTORNEYS AT LAW                                777 East Wisconsin Avenue,
                                                Suite 3800
                                                Milwaukee, Wisconsin  53202-5306
                                                414.271.2400 TEL
                                                414.297.4900  FAX
                                                www.foleylardner.com
                         January 28, 2003
                                                WRITER'S DIRECT LINE
                                                414.297.5596
                                                pfetzer@foleylaw.com Email

                                                CLIENT/MATTER NUMBER
                                                087205-0102

Prudent Bear Funds, Inc.
8140 Walnut Hill Lane
Suite 300
Dallas, TX  75231

Ladies and Gentlemen:

     We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A (the "Amended Registration") relating to the sale by you of an indefinite amount of Prudent Bear Funds, Inc. Common Stock, par value $0.0001 per share (the "Stock"), in the manner set forth in the Amended Registration. In this connection, we have examined: (a) the Amended Registration; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Stock when sold as contemplated in the Amended Registration will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Amended Registration. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                 Very truly yours,

                                 /s/ FOLEY & LARDNER

                                 FOLEY & LARDNER

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